EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT (this “Agreement”) made effective as of the 31st day of March, 2015 (the “Effective Date”),

AMONG:

EMS FIND, INC. (F/K/A LIGHTCOLLAR, INC.), a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 2248 Meridian Blvd Suite H, Minden, Nevada 89423 (“Lightcollar”)

AND:

EMS FACTORY, INC., a company formed pursuant to the laws of the State of Pennsylvania and having an office for business located at 13440 Damar Drive, Philadelphia, Pennsylvania 19116 ("EMS")

AND:

The shareholders of EMS, each of whom is set forth on the signature page of this Agreement (the “EMS Shareholders”)

WHEREAS:

A.

The EMS Shareholders own 100 shares of common stock, no par value per share, being 100% of the presently issued and outstanding EMS Shares;

B.

Lightcollar is a company whose main focus is to develop, market and sell illuminated animal collar pendants for the United States and Canadian marketplace; and

C.

The respective Boards of Directors of Lightcollar and EMS deem it advisable and in the best interests of Lightcollar and EMS that EMS become a wholly-owned subsidiary of Lightcollar (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of EMS by Lightcollar pursuant to this Agreement;

(b)	“Acquisition Shares” means the 10 million Lightcollar Common Shares to be issued to the EMS Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share purchase agreement among Lightcollar, EMS, and the EMS Shareholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than March 31, 2015;

(f)	“EMS Accounts Payable and Liabilities” means all accounts payable and liabilities of EMS, due and owing or otherwise constituting a binding obligation of EMS as of December 31, 2014;

(g)	“EMS Accounts Receivable” means all accounts receivable and other debts owing to EMS, as of December 31, 2014;

(h)

“EMS Assets“ means the undertaking and all the property and assets of the EMS Business of every kind and description wheresoever situated including, without limitation, EMS Equipment, EMS Inventory, EMS Material Contracts, EMS Accounts Receivable, EMS Cash, EMS Intangible Assets and EMS Goodwill, and all credit cards, charge cards and banking cards issued to EMS;

(i)	“EMS Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of EMS or relating to the EMS Business;

(j)	“EMS Business” means all aspects of the business conducted by EMS;

(k)	“EMS Cash” means all cash on hand or on deposit to the credit of EMS on the Closing Date;

(l)

“EMS Debt to Related Parties” means the debts owed by EMS and its subsidiaries to the EMS Shareholders or to any family member thereof, or to any affiliate, director or officer of EMS or the EMS Shareholders;

(m)	“EMS Equipment” means all machinery, equipment, furniture, and furnishings used in the EMS Business;

(n)	“EMS Financial Statements” means, collectively, the audited financial statements of EMS for the fiscal year ended December 31, 2014 prepared in accordance with U.S. GAAP;

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(o)

“EMS Goodwill” means the goodwill of the EMS Business together with the exclusive right of Lightcollar to represent itself as carrying on the EMS Business in succession of EMS subject to the terms hereof, and the right to use any words indicating that the EMS Business is so carried on including the right to use the name "EMS” or any variation thereof as part of the name of or in connection with the EMS Business or any part thereof carried on or to be carried on by Lightcollar, the right to all corporate, operating and trade names associated with the EMS Business, or any variations of such names as part of or in connection with the EMS Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the EMS Business, all necessary licenses and authorizations and any other rights used in connection with the EMS Business;

(p)	“EMS Insurance Policies” means the public liability insurance and insurance against loss or damage to EMS Assets and the EMS Business;

(q)

“EMS Intangible Assets” means all of the intangible assets of EMS, including, without limitation, EMS Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of EMS and its subsidiaries;

(r)	“EMS Inventory” means all inventory and supplies of the EMS Business as of December 31, 2014;

(s)

“EMS Material Contracts” means the burden and benefit of and the right, title and interest of EMS in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which EMS is entitled in connection with the EMS Business whereunder EMS is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(t)	“EMS Related Party Debts” means the debts owed by the EMS Shareholders or by any family member thereof, or by any affiliate, director or officer of EMS or the EMS Shareholders, to EMS;

(u)	“EMS Shares” means all of the issued and outstanding shares of EMS equity stock;

(v)

“Lightcollar Accounts Payable and Liabilities” means all accounts payable and liabilities of Lightcollar, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Lightcollar and its subsidiaries as of December 31, 2014;

(w)	“Lightcollar Accounts Receivable” means all accounts receivable and other debts owing to Lightcollar, on a consolidated basis, as of December 31, 2014;

(x)

“Lightcollar Assets” means the undertaking and all the property and assets of the Lightcollar Business of every kind and description wheresoever situated including, without limitation, Lightcollar Equipment, Lightcollar Inventory, Lightcollar Material Contracts, Lightcollar Accounts Receivable, Lightcollar Cash, Lightcollar Intangible Assets and Lightcollar Goodwill, and all credit cards, charge cards and banking cards issued to Lightcollar;

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(y)	“Lightcollar Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Lightcollar and its subsidiaries or relating to the Lightcollar Business;

(z)	“Lightcollar Business” means all aspects of any business conducted by Lightcollar and its subsidiaries;
(aa)	“Lightcollar Cash” means all cash on hand or on deposit to the credit of Lightcollar and its subsidiaries on the Closing Date;

(bb)	“Lightcollar Common Shares” means the shares of common stock of Lightcollar;

(cc)	“Lightcollar Debt to Related Parties” means the debts owed by Lightcollar to any affiliate, director or officer of Lightcollar;

(dd)	“Lightcollar Equipment” means all machinery, equipment, furniture, and furnishings used in the Lightcollar Business;

(ee)

“Lightcollar Financial Statements” means, collectively, the audited financial statements of Lightcollar for the fiscal year ended March 31, 2014 prepared in accordance with U.S. GAAP and the unaudited financial statements of Lightcollar for the nine months ended December 31, 2014 prepared in accordance with U.S. GAAP;

(ff)

“Lightcollar Goodwill” means the goodwill of the Lightcollar Business including the right to all corporate, operating and trade names associated with the Lightcollar Business, or any variations of such names as part of or in connection with the Lightcollar Business, all books and records and other information relating to the Lightcollar Business, all necessary licenses and authorizations and any other rights used in connection with the Lightcollar Business;

(gg)

“Lightcollar Intangible Assets" means all of the intangible assets of Lightcollar and its subsidiaries, including, without limitation, Lightcollar Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Lightcollar and its subsidiaries;

(hh)

“Lightcollar Material Contracts” means the burden and benefit of and the right, title and interest of Lightcollar and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Lightcollar or its subsidiaries are entitled whereunder Lightcollar or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(ii)	“Place of Closing” means the offices of Clear Trust, LLC, 16540 Pointe Village Drive Suite 210, Lutz, Florida 33558, or such other place as Lightcollar and EMS may mutually agree upon.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

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Captions and Section Numbers

1.2

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References

1.3

Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2

THE ACQUISITION

Sale of Shares

2.1

The EMS Shareholders hereby agree to sell to Lightcollar the EMS Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Lightcollar on the Closing Date a 100% undivided interest in and to the EMS Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2

The Acquisition Shares shall be allocated to the EMS Shareholders on the basis of one Acquisition Share for each one EMS Share held by an EMS Shareholder as set forth in Schedule 2.1 attached hereto.

Adherence with Applicable Securities Laws

2.3

The EMS Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Lightcollar;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

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(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Lightcollar an opinion of counsel to that effect or such other written opinion as may be reasonably required by Lightcollar.

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The EMS Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF LIGHTCOLLAR

Representations and Warranties

3.1

Lightcollar hereby represents and warrants in all material respects to EMS and the EMS Shareholders, with the intent that EMS and the EMS Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Lightcollar- Corporate Status and Capacity

(a)

Incorporation.  Lightcollar is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)

Carrying on Business.  Lightcollar conducts the business described and does not conduct any other business.  Lightcollar is duly authorized to carry on such business in the State of Nevada.  The nature of the Lightcollar Business does not require Lightcollar to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Lightcollar has the corporate power, capacity and authority to own the Lightcollar Assets and to enter into and complete this Agreement;

Lightcollar- Capitalization

(d)

Authorized Capital.  The authorized capital of Lightcollar consists of 100,000,000 Lightcollar Common Shares, $0.001 par value, of which 28,250,000 Lightcollar Common Shares are presently issued and outstanding, and 20,000,000 shares of Preferred Stock authorized of which 1,000,000 shares has been designated Series A Preferred Stock and there are 500,000 shares of Series A Preferred Stock currently outstanding;

(e)

No Option, Warrant or Other Right.  No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Lightcollar Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Lightcollar;

Lightcollar- Records and Financial Statements

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(f)

Charter Documents.  The charter documents of Lightcollar and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Lightcollar or its subsidiaries, as the case may be;

(g)

Corporate Minute Books.  The corporate minute books of Lightcollar and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting.  All actions by Lightcollar and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Lightcollar and its subsidiaries.  Lightcollar and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(h)

Lightcollar Financial Statements.  The Lightcollar Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Lightcollar, as of the respective dates thereof, and the sales and earnings of the Lightcollar Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(i)

Lightcollar Accounts Payable and Liabilities.  There are no material liabilities, contingent or otherwise, of Lightcollar or its subsidiaries which are not disclosed in the Lightcollar Financial Statements except those incurred in the ordinary course of business since the date of the Lightcollar Financial Statements, and neither Lightcollar nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.;

(j)

Lightcollar Accounts Receivable.  All the Lightcollar Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Lightcollar, any claim by the obligor for set-off or counterclaim;

(k)	Lightcollar Bank Accounts. All of the Lightcollar Bank Accounts, their location, numbers and the authorized signatories thereto will be provided to EMS following the Closing;

(l)

No Debt to Related Parties.  Neither Lightcollar nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Lightcollar except accounts payable on account of bona fide business transactions of Lightcollar incurred in normal course of the Lightcollar Business, including employment agreements, none of which are more than 30 days in arrears;

(m)

No Related Party Debt to Lightcollar.  No director or officer or affiliate of Lightcollar is now indebted to or under any financial obligation to Lightcollar or any subsidiary on any account whatsoever;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Lightcollar have been made, declared or authorized since the date of Lightcollar Financial Statements;

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(o)

No Payments.  No payments of any kind have been made or authorized since the date of the Lightcollar Financial Statements to or on behalf of officers, directors, shareholders or employees of Lightcollar or its subsidiaries or under any management agreements with Lightcollar or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Lightcollar;

(q)	No Adverse Events. Since the date of the Lightcollar Financial Statements

(i)

there has not been any material adverse change in the consolidated financial position or condition of Lightcollar, its subsidiaries, its liabilities or the Lightcollar Assets or any damage, loss or other change in circumstances materially affecting Lightcollar, the Lightcollar Business or the Lightcollar Assets or Lightcollar’ right to carry on the Lightcollar Business, other than changes in the ordinary course of business,

(ii)

there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Lightcollar, its subsidiaries, the Lightcollar Business or the Lightcollar Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by Lightcollar to any of Lightcollar’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Lightcollar Business has been and continues to be carried on in the ordinary course,

(v)	Lightcollar has not waived or surrendered any right of material value,

(vi)	neither Lightcollar nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Lightcollar- Income Tax Matters

(r)

Tax Returns.  All tax returns and reports of Lightcollar and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Lightcollar and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

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(s)

Current Taxes.  Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Lightcollar or its subsidiaries.  Lightcollar is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Lightcollar- Applicable Laws and Legal Matters

(t)

Licenses.  Lightcollar and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Lightcollar Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Lightcollar Business;

(u)

Applicable Laws.  Neither Lightcollar nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Lightcollar Business, and neither Lightcollar nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Lightcollar Business;

(v)

Pending or Threatened Litigation.  There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Lightcollar, its subsidiaries, the Lightcollar Business, or any of the Lightcollar Assets nor does Lightcollar have any knowledge of any deliberate act or omission of Lightcollar or its subsidiaries that would form any material basis for any such action or proceeding;

(w)

No Bankruptcy.  Neither Lightcollar nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Lightcollar or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Lightcollar or its subsidiaries;

(x)

Labor Matters.  Neither Lightcollar nor its subsidiaries are party to any collective agreement relating to the Lightcollar Business with any labor union or other association of employees and no part of the Lightcollar Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Lightcollar, has made any attempt in that regard;

(y)

Finder's Fees.  Neither Lightcollar nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

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(z)

Authorization and Enforceability.  The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Lightcollar;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)

violate the charter documents of Lightcollar or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Lightcollar or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Lightcollar Material Contracts, or any right or rights enjoyed by Lightcollar or its subsidiaries,

(iii)

result in any alteration of Lightcollar’ or its subsidiaries’ obligations under any agreement to which Lightcollar or its subsidiaries are party including, without limitation, the Lightcollar Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Lightcollar Assets,

(v)	result in the imposition of any tax liability to Lightcollar or its subsidiaries relating to the Lightcollar Assets, or

(vi)	violate any court order or decree to which either Lightcollar or its subsidiaries are subject;

The Lightcollar Assets - Ownership and Condition

(bb)

Business Assets.  The Lightcollar Assets comprise all of the property and assets of the Lightcollar Business, and no other person, firm or corporation owns any assets used by Lightcollar or its subsidiaries in operating the Lightcollar Business, whether under a lease, rental agreement or other arrangement;

(cc)

Title.  Lightcollar or its subsidiaries are the legal and beneficial owner of the Lightcollar Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Lightcollar Assets;

(ee)

No Default.  There has not been any default in any material obligation of Lightcollar or any other party to be performed under any of the Lightcollar Material Contracts, each of which is in good standing and in full force and effect and unamended, and Lightcollar is not aware of any default in the obligations of any other party to any of the Lightcollar Material Contracts;

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(ff)

No Compensation on Termination.  There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Lightcollar or its subsidiaries.  Neither Lightcollar nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Lightcollar Assets - Lightcollar Equipment

(gg)	Lightcollar Equipment. The Lightcollar Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

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Lightcollar Assets - Lightcollar Goodwill and Other Assets

(hh)

Lightcollar Goodwill.  Lightcollar and its subsidiaries do not carry on the Lightcollar Business under any other business or trade names.  Lightcollar does not have any knowledge of any infringement by Lightcollar or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Lightcollar Business

(ii)

Maintenance of Business.  Since the date of the Lightcollar Financial Statements, Lightcollar and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(jj)	Subsidiaries. Lightcollar does not have any subsidiaries; and

Lightcollar- Acquisition Shares

(kk)

Acquisition Shares.  The Acquisition Shares when delivered to the EMS Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Lightcollar, in all cases subject to the provisions and restrictions of all applicable securities laws.

Miscellaneous

(ll)

Patriot Act.  Lightcollar has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Lightcollar hereby acknowledges that EMS seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by Lightcollar has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Lightcollar has, and this Agreement will not, cause Lightcollar to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

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(mm)

Environmental Matters.  Lightcollar is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”).  Lightcollar has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations.  Lightcollar has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of Lightcollar which could reasonably be expected to result in Lightcollar incurring material liability under Environmental Laws.  Lightcollar is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of Lightcollar, threatened, against Lightcollar under any Environmental Law which could reasonably be expected to result in Lightcollar incurring material liability under Environmental Laws.  EMS has not entered into any agreement pursuant to which Lightcollar has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of Lightcollar, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of Lightcollar leased real property or other properties currently or previously owned or operated by Lightcollar or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by Lightcollar, or which would be expected to give rise to any other material liability or damages to Lightcollar under any Environmental Laws.  Lightcollar has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

Non-Merger and Survival

3.2

The representations and warranties of Lightcollar contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by EMS or the EMS Shareholders, the representations and warranties of Lightcollar shall survive the Closing.

Indemnity

3.3

Lightcollar agrees to indemnify and save harmless EMS and the EMS Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Lightcollar to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Lightcollar to EMS or the EMS Shareholders hereunder.

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ARTICLE 4

COVENANTS OF LIGHTCOLLAR

Covenants

4.1              Lightcollar covenants and agrees with EMS and the EMS Shareholders that it will:

(a)

Conduct of Business.  Until the Closing, conduct the Lightcollar Business diligently and in the ordinary course consistent with the manner in which the Lightcollar Business generally has been operated up to the date of execution of this Agreement;

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(b)

Preservation of Business.  Until the Closing, use its best efforts to preserve the Lightcollar Business and the Lightcollar Assets and, without limitation, preserve for EMS, Lightcollar and its subsidiaries’ relationships with any third party having business relations with them;

(c)

Access.  Until the Closing, give EMS, the EMS Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Lightcollar, and furnish to EMS, the EMS Shareholders and their representatives all such information as they may reasonably request; and

(d)

Procure Consents.  Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Lightcollar Assets notwithstanding the change in control of EMS arising from the Acquisition.

Authorization

4.2

Lightcollar hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Lightcollar and its subsidiaries to release any and all information in their possession respecting Lightcollar and its subsidiaries to the EMS Shareholders.  Lightcollar shall promptly execute and deliver to the EMS Shareholders any and all consents to the release of information and specific authorizations which the EMS Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3

The covenants set forth in this Article shall survive the Closing for the benefit of EMS and the EMS Shareholders.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

THE EMS SHAREHOLDERS

Representations and Warranties

5.1

The EMS Shareholders hereby represent and warrant in all material respects to Lightcollar, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

EMS- Company Status and Capacity

(a)

Formation.  EMS is a corporation duly incorporated and validly subsisting under the laws of the State of Pennsylvania and in good standing with the office of the Secretary of State for the State of Pennsylvania;

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(b)

Carrying on Business.  EMS carries on the EMS Business primarily in the State of Pennsylvania as well as other jurisdictions in the world.  The nature of the EMS Business does not require EMS to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. EMS has the legal power, capacity and authority to own EMS Assets, to carry on the Business of EMS and to enter into and complete this Agreement;

EMS- Capitalization

(d)	Authorized Capital. The authorized capital of EMS consists of 100 shares of common stock, no par value per share of which 100 shares are issued and outstanding;

(e)

Ownership of EMS Shares.  The issued and outstanding shares of EMS common stock will on Closing consist of 100 shares of common stock, no par value per share, (being the EMS Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares.  The EMS Shareholders will be at Closing the registered and beneficial owners of the 100 EMS Shares.  The EMS Shares owned by the EMS Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)

Options, Warrants or Other Rights.  No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of EMS Shares held by the EMS Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of EMS;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of EMS Shares contained in the charter documents of EMS or under any agreement;

EMS- Records and Financial Statements

(h)	Charter Documents. The charter documents of EMS have not been altered since its formation date, except as filed in the record books of EMS;

(i)

Minute Books.  The minute books of EMS are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting.  All actions by EMS which required director or shareholder approval are reflected on the corporate minute books of EMS.  EMS is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)

EMS Financial Statements.  The financial statements of EMS present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of EMS as of the date thereof, and the sales and earnings of the EMS Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

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(k)

EMS Accounts Payable and Liabilities.  There are no material liabilities, contingent or otherwise, of EMS reflected in the EMS Financial Statements except those incurred in the ordinary course of business since the date of the EMS Financial Statements, and EMS has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(l)

EMS Accounts Receivable.  All the EMS Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the EMS Shareholders, any claim by the obligor for set-off or counterclaim;

(m)

No Debt to Related Parties.  EMS is not and on Closing will not be, indebted to the EMS Shareholders nor to any family member thereof, nor to any affiliate, director or officer of EMS or the EMS Shareholders except accounts payable on account of bona fide business transactions of EMS incurred in normal course of EMS Business, including employment agreements with the EMS Shareholders, none of which are more than 30 days in arrears;

(n)

No Related Party Debt to EMS.  No EMS Shareholder nor any director, officer or affiliate of EMS is now indebted to or under any financial obligation to EMS on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of EMS have been made, declared or authorized since the date of the EMS Financial Statements;

(p)

No Payments.  No payments of any kind have been made or authorized since the date of the EMS Financial Statements to or on behalf of the EMS Shareholders or to or on behalf of officers, directors, shareholders or employees of EMS or under any management agreements with EMS, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting EMS, except as set forth in the EMS Financial Statements;

(r)	No Adverse Events. Since the date of the EMS Financial Statements:

(i)

there has not been any material adverse change in the consolidated financial position or condition of EMS, its liabilities or the EMS Assets or any damage, loss or other change in circumstances materially affecting EMS, the EMS Business or the EMS Assets or EMS right to carry on the EMS Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting EMS, the EMS Business or the EMS Assets,

(iii)

there has not been any material increase in the compensation payable or to become payable by EMS to the EMS Shareholders or to any of EMS officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

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(iv)	the EMS Business has been and continues to be carried on in the ordinary course,

(v)	EMS has not waived or surrendered any right of material value,

(vi)	EMS has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

EMS- Income Tax Matters

(s)

Tax Returns.  All tax returns and reports of EMS required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by EMS or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)

Current Taxes.  Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by EMS.  EMS is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

EMS- Applicable Laws and Legal Matters

(u)

Licenses.  EMS holds all licenses and permits as may be requisite for carrying on the EMS Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the EMS Business;

(v)

Applicable Laws.  EMS has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the EMS Business, and, to the knowledge of the EMS Shareholders, EMS is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the EMS Business;

(w)

Pending or Threatened Litigation.  There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to EMS, the EMS Business, or any of the EMS Assets, nor do the EMS Shareholders have any knowledge of any deliberate act or omission of EMS that would form any material basis for any such action or proceeding;

(x)

No Bankruptcy.  EMS has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against EMS and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of EMS;

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(y)

Labor Matters.  EMS is not party to any collective agreement relating to the EMS Business with any labor union or other association of employees and no part of the EMS Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the EMS Shareholders, has made any attempt in that regard;

(z)

Finder's Fees.  EMS is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

 Execution and Performance of Agreement

(aa)

Authorization and Enforceability.  The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of EMS;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of EMS or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which EMS is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, EMS Material Contracts, or any right or rights enjoyed by EMS,

(iii)	result in any alteration of EMS obligations under any agreement to which EMS is a party including, without limitation, the EMS Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the EMS Assets,

(v)	result in the imposition of any tax liability to EMS relating to EMS Assets or the EMS Shares, or

(vi)	violate any court order or decree to which either EMS is subject;

EMS Assets - Ownership and Condition

(cc)

Business Assets.  The EMS Assets, comprise all of the property and assets of the EMS Business, and neither the EMS Shareholders nor any other person, firm or corporation owns any assets used by EMS in operating the EMS Business, whether under a lease, rental agreement or other arrangement;

(dd)	Title. EMS is the legal and beneficial owner of the EMS Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the EMS assets;

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(ff)	EMS Insurance Policies. EMS maintains the public liability insurance and insurance against loss or damage to the EMS Assets and the EMS Business;

(gg)	EMS Material Contracts. EMS has no material contracts;

(hh)

No Default.  There has not been any default in any material obligation of EMS or any other party to be performed under any of EMS Material Contracts, each of which is in good standing and in full force and effect and unamended and EMS is not aware of any default in the obligations of any other party to any of the EMS Material Contracts;

(ii)

No Compensation on Termination.  There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of EMS.  EMS is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

EMS Equipment

(jj)	EMS Equipment. The EMS Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

EMS Goodwill and Other Assets

(kk)

EMS Goodwill.  EMS carries on the EMS Business only under the name "EMS Group" and variations thereof and under no other business or trade names.  The EMS Shareholders do not have any knowledge of any infringement by EMS of any patent, trademark, copyright or trade secret;

The Business of EMS

(ll)

Maintenance of Business.  Since the date of the EMS Financial Statements, the EMS Business has been carried on in the ordinary course and EMS has not entered into any material agreement or commitment except in the ordinary course; and

(mm)

Subsidiaries.  Except as set forth in the EMS Financial Statements, EMS does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and EMS does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Miscellaneous

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(nn)

Patriot Act.  EMS has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  EMS hereby acknowledges that Lightcollar seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by EMS has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by EMS has, and this Agreement will not, cause EMS to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

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(oo)

Environmental Matters.  EMS is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”).  EMS has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations.  EMS has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of EMS which could reasonably be expected to result in EMS incurring material liability under Environmental Laws.  EMS is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of EMS, threatened, against EMS under any Environmental Law which could reasonably be expected to result in EMS incurring material liability under Environmental Laws.  EMS has not entered into any agreement pursuant to which EMS has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of EMS, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of EMS leased real property or other properties currently or previously owned or operated by EMS or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by EMS, or which would be expected to give rise to any other material liability or damages to EMS under any Environmental Laws.  EMS has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

Non-Merger and Survival

5.2

The representations and warranties of EMS contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Lightcollar, the representations and warranties of EMS shall survive the Closing.

Indemnity

5.3

The EMS Shareholders agree to indemnify and save harmless Lightcollar and each of its shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the EMS Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by EMS or the EMS Shareholders to Lightcollar hereunder; provided, however, the EMS Shareholders shall not be required to indemnify Lightcollar for any such

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Claims in excess of the value of the EMS Shares.

ARTICLE 6

COVENANTS OF EMS AND THE EMS SHAREHOLDERS

Covenants

6.1              EMS and the EMS Shareholders covenant and agree with Lightcollar that they will:

(a)

Conduct of Business.  Until the Closing, conduct the EMS Business diligently and in the ordinary course consistent with the manner in which the EMS Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business.  Until the Closing, use their best efforts to preserve the EMS Business and the EMS Assets and, without limitation, preserve for Lightcollar EMS relationships with their suppliers, customers and others having business relations with them;

(c)

Access.  Until the Closing, give Lightcollar and its representatives full access to all of the properties, books, contracts, commitments and records of EMS relating to EMS, the EMS Business and the EMS Assets, and furnish to Lightcollar and its representatives all such information as they may reasonably request;

(d)

Procure Consents.  Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the EMS Assets, including the EMS Material Contracts, notwithstanding the change in control of EMS arising from the Acquisition;

Authorization

6.2

EMS hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting EMS to release any and all information in their possession respecting EMS to Lightcollar.  EMS shall promptly execute and deliver to Lightcollar any and all consents to the release of information and specific authorizations which Lightcollar reasonably require to gain access to any and all such information.

Survival

6.3

The covenants set forth in this Article shall survive the Closing for the benefit of Lightcollar.

ARTICLE 7

CONDITIONS PRECEDENT

Conditions Precedent in favor of Lightcollar

7.1

Lightcollar obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

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(a)	all documents or copies of documents required to be executed and delivered to Lightcollar hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by EMS or the EMS Shareholders at or prior to the Closing will have been complied with or performed;

(c)

title to the EMS Shares held by the EMS Shareholders and to the EMS Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the EMS Shares shall be duly transferred to Lightcollar;

(d)	subject to Article 8 hereof, there will not have occurred

(i)

any material adverse change in the financial position or condition of EMS, its liabilities or the EMS Assets or any damage, loss or other change in circumstances materially and adversely affecting EMS, the EMS Business or the EMS Assets or EMS right to carry on the EMS Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to EMS or the EMS Business (whether or not covered by insurance) materially and adversely affecting EMS, the EMS Business or the EMS Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of EMS;

(g)

on or prior to the Closing Date, EMS and/or the EMS Shareholders shall have acquired all of the common shares held by EMS Shareholders that are not participating in this Agreement so that Lightcollar shall acquire 100% of the presently issued and outstanding EMS Shares; and

(h)	on or prior to the Closing Date, EMS shall have delivered the EMS Financial Statements.

Waiver by Lightcollar

7.2

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Lightcollar and any such condition may be waived in whole or in part by Lightcollar at or prior to the Closing by delivering to EMS a written waiver to that effect signed by Lightcollar.  In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Lightcollar shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of EMS and the EMS Shareholders

7.3

The obligations of EMS and the EMS Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

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(a)	all documents or copies of documents required to be executed and delivered to EMS hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Lightcollar at or prior to the Closing will have been complied with or performed;

(c)

Lightcollar will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to EMS at the Closing and the Acquisition Shares will be registered on the books of Lightcollar in the name of the holder of EMS Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)

any material adverse change in the financial position or condition of Lightcollar, its subsidiaries, their liabilities or the Lightcollar Assets or any damage, loss or other change in circumstances materially and adversely affecting Lightcollar, the Lightcollar Business or the Lightcollar Assets or Lightcollar right to carry on the Lightcollar Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Lightcollar or the Lightcollar Business (whether or not covered by insurance) materially and adversely affecting Lightcollar, its subsidiaries, the Lightcollar Business or the Lightcollar Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Lightcollar.

Waiver by EMS and the EMS Shareholders

7.4

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of EMS and the EMS Shareholders and any such condition may be waived in whole or in part by EMS or the EMS Shareholders at or prior to the Closing by delivering to Lightcollar a written waiver to that effect signed by EMS and the EMS Shareholders.  In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, EMS and the EMS Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement.  Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

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Termination

7.6

Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before March 31, 2015 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7

Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from EMS and Lightcollar and the contents thereof confidential and not utilize nor reveal or release same.

ARTICLE 8

RISK

Material Change in the Business of EMS

8.1

If any material loss or damage to the EMS Business occurs prior to Closing and such loss or damage, in Lightcollar reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Lightcollar shall, within ten (10) days following any such loss or damage, by notice in writing to EMS, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Lightcollar obligations to carry out the transactions contemplated hereby, be vested in EMS or otherwise adequately secured to the satisfaction of Lightcollar on or before the Closing Date.

Material Change in the Lightcollar Business

8.2

If any material loss or damage to the Lightcollar Business occurs prior to Closing and such loss or damage, in EMS reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, EMS shall, within ten (10) days following any such loss or damage, by notice in writing to Lightcollar, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

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(b)

elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to EMS obligations to carry out the transactions contemplated hereby, be vested in Lightcollar or otherwise adequately secured to the satisfaction of EMS on or before the Closing Date.

ARTICLE 9

CLOSING

Closing

9.1

The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by EMS

9.2

On or before the Closing, EMS and the EMS Shareholders will deliver or cause to be delivered to Lightcollar:

(a)

the original or certified copies of the charter documents of EMS, including amendments thereof, and all corporate records documents and instruments of EMS, the corporate seal of EMS and all books and accounts of EMS;

(b)

all reasonable consents or approvals required to be obtained by EMS for the purposes of completing the Acquisition and preserving and maintaining the interests of EMS under any and all EMS Material Contracts and in relation to EMS Assets;

(c)	certified copies of such resolutions and minutes of the shareholders and directors of EMS as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from EMS and the EMS Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the certificates or other evidence of ownership of the EMS Shares, together with such other documents or instruments required to effect transfer of ownership of the EMS Shares to Lightcollar; and

(f)	such other documents as Lightcollar may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Lightcollar

9.3

On or before the Closing, Lightcollar shall deliver or cause to be delivered to EMS and the EMS Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of EMS Common Stock;

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(b)	certified copies of such resolutions of the directors of Lightcollar as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from Lightcollar of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d)	certificate of incorporation and good standing certificate of Lightcollar; and

(e)	such other documents as EMS may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10

POST-CLOSING MATTERS

Disclosure of Transaction

10.1

Forthwith after the Closing, Lightcollar, EMS and the EMS Shareholders, as the case may be, agree to use all their best efforts to:

(a)	issue a news release reporting the Closing; and

(b)	file the required reports with the United States Securities and Exchange Commission.

Appointment of Board Member

10.2

EMS shall appoint a member to Lightcollar’s Board of Directors.  Such appointment shall be approved by Lightcollar.  EMS agrees not to appoint, elect or nominate an additional member to the Lightcollar’s Board of Directors for at least 12 months after the Closing

Preferred Shares

10.3

In addition to the payment specified in number 4 above, Lightcollar will designate 1 million shares of its authorized preferred stock as Series A Preferred Shares.  The holders of the Series A Preferred Stock will be granted 51% voting power on all matters to be voted on by the holders of Lightcollar’s common stock and will not be convertible into any shares of Lightcollar's common stock.  500,000 shares of Series A Preferred stock with be issued to Lightcollar’s current board member and 500,000 shares of Series A Preferred Stock will be issued to the board member appointed by EMS.  The 500,000 shares of Series A Preferred Stock owned by Lightcollar’s board member will automatically be transferred to EMS’s board member or assigns, 12 months after the Closing.  The shares will be held in escrow with Lightcollar’s attorney or chosen party to accomplish this with no further action required by any party.

Financing to EMS

10.4

Lightcollar agrees that after the Closing of the transactions contemplated by this Agreement that it will fund $300,000 to EMS to support the current operations, continued development and commercialization of EMS’s technology.  The first $50,000 will be funded within 30 days of the Closing, the next $50,000 will be funded within 60 days of the Closing, an additional $100,000 will be funded

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within 90 days of the Closing and the final $100,000 will be funded within 120 days of the Closing.  If Lightcollar fails to provide financing of $300,000 to EMS within 120 days, EMS is free to pursue any other means of obtaining financing,  including issuing additional shares at any time.

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ARTICLE 11

GENERAL PROVISIONS

Arbitration

11.1

The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Las Vegas, Nevada.

Notice

11.2

Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier.  Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt.  Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3

The address for service of notice of each of the parties hereto is as follows:

(a)	Lightcollar:

2248 Meridian Blvd Suite H

Minden, Nevada 89423

Telephone:  (303) 250-0775

Attention:  President

AND:

(b)	EMS or the EMS Shareholders:

PO Box 206

Richboro, PA 18954

Telephone:  (215) 962-4558

Facsimile:  (215) 933-5224

Attention:  President

Change of Address

11.4

Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand.  A post office box may not be used as an address for service.

Further Assurances

11.5

Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6

Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7

The provisions contained herein constitute the entire agreement among EMS, the EMS Shareholders and Lightcollar respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among EMS, the EMS Shareholders and Lightcollar with respect to the subject matter hereof.

Enurement

11.8

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9

This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement.  Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11

This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Las Vegas, Nevada with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

EMS FIND, INC. (F/K/A LIGHTCOLLAR, INC.)

Per: /s/ Matveev Anton

Matveev Anton

President & Chief Executive Officer

EMS FACTORY, INC.

Per: /s/ Steve Rubakh

Steve Rubakh

President & Chief Executive Officer

[Remainder of page intentionally left blank.]

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SHAREHOLDERS OF EMS FACTORY, INC.

Name of Shareholder /s/ Steve Rubakh	Number of EMS Common Shares Owned
Steve Rubakh	100

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Schedule 2.1 – Acquisition Shares

	EMS Shares	Acquisition Shares

Steve Rubakh	100	10,000,000
Total	100	10,000,000

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